UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2016

Industrial Property Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55376	61-1577639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

Industrial Property Trust Inc. (the “Company”), Industrial Property Advisors LLC (the “Advisor”), Dividend Capital Securities LLC (the “Dealer Manager”), Industrial Property Advisors Group LLC (the “Sponsor”) (collectively, the “Issuer Entities”) and Ameriprise Financial Services, Inc. (“Ameriprise”) previously entered into a selected dealer agreement (the “Selected Dealer Agreement”), dated as of January 21, 2014, as amended, pursuant to which Ameriprise agreed to act as a selected dealer and offer and sell on a best efforts basis shares of the Company’s common stock pursuant to the Company’s initial public offering.

Ameriprise has informed the Issuer Entities that it intends to migrate its cost reimbursement-related operations to one of its affiliates, American Enterprise Investment Services Inc. (“AEIS”), starting on January 1, 2017 (the “Effective Date”). After the Effective Date, the services currently provided by Ameriprise will be bifurcated such that Ameriprise will continue to offer and sell shares of the Company’s common stock and receive the associated sales commissions and distribution fees, and AEIS will perform certain broker-dealer services including, but not limited to, distribution, marketing, administration and stockholder services support (the “Cost Reimbursement Services”), which were previously performed by Ameriprise under the Selected Dealer Agreement. Cost Reimbursement Services performed by AEIS will further include product due diligence, training and education, and other support-related functions. As a result of this bifurcation, commencing on the Effective Date, AEIS will be entitled to receive the marketing fees and expense reimbursements to which Ameriprise previously was entitled under the Selected Dealer Agreement. The services provided by and the amount of sales commissions, distribution fees, marketing fees and potential expense reimbursements payable to Ameriprise and its affiliates will not change as a result of this bifurcation.

In order to effect this bifurcation, on October 28, 2016, the Issuer Entities and Ameriprise entered into Amendment No. 4 to the Selected Dealer Agreement (the “Ameriprise SDA Amendment”) and the Issuer Entities and AEIS entered into a cost reimbursement agreement (the “Cost Reimbursement Agreement”).

In addition to the terms described above, the Cost Reimbursement Agreement provides that the Issuer Entities, including the Company, jointly and severally, will indemnify AEIS and each other person, if any who controls AEIS within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Securities Act”), and any of their respective officers, directors, employees and agents, to the same extent and on the same terms and conditions that each of the Issuer Entities is required, pursuant to Section 8(a) of the Selected Dealer Agreement, to indemnify Ameriprise and each other person, if any who controls Ameriprise within the meaning of Section 15 of the Securities Act, and any of their respective officers, directors, employees and agents. The Company has agreed to reimburse certain principals of the Sponsor for any amounts they are required to pay with respect to funding obligations to AEIS that they may incur concerning these matters.

The foregoing descriptions of the Ameriprise SDA Amendment and the Cost Reimbursement Agreement do not purport to be complete in scope and are qualified in their entirety by the full text of the Ameriprise SDA Amendment and the Cost Reimbursement Agreement, which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment No. 4 to Selected Dealer Agreement, dated as of October 28, 2016 and effective as of January 1, 2017, by and between Industrial Property Trust Inc., Industrial Property Advisors LLC, Dividend Capital Securities LLC, Industrial Property Advisors Group LLC, and Ameriprise Financial Services, Inc.

10.2	Cost Reimbursement Agreement, dated as of October 28, 2016 and effective as of January 1, 2017, by and between Industrial Property Trust Inc., Industrial Property Advisors LLC, Dividend Capital Securities LLC, Industrial Property Advisors Group LLC, and American Enterprise Investment Services Inc.

Forward Looking Statement

This Current Report on Form 8-K contains forward-looking statements (such as those concerning the sale of shares by Ameriprise and the provision of Cost Reimbursement Services by AEIS) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, risks associated with Ameriprise’s ability to sell the shares, risks associated with AEIS’s ability to provide Cost Reimbursement Services, and those risks set forth in the Company’s filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL PROPERTY TRUST INC.

November 3, 2016	By:	/s/ THOMAS G. MCGONAGLE
		Name:	Thomas G. McGonagle
		Title:	Chief Financial Officer

EXHIBIT INDEX

10.1	Amendment No. 4 to Selected Dealer Agreement, dated as of October 28, 2016 and effective as of January 1, 2017, by and between Industrial Property Trust Inc., Industrial Property Advisors LLC, Dividend Capital Securities LLC, Industrial Property Advisors Group LLC, and Ameriprise Financial Services, Inc.

10.2	Cost Reimbursement Agreement, dated as of October 28, 2016 and effective as of January 1, 2017, by and between Industrial Property Trust Inc., Industrial Property Advisors LLC, Dividend Capital Securities LLC, Industrial Property Advisors Group LLC, and American Enterprise Investment Services Inc.